EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name of the Company	Place of Incorporation

Allomexico, S.A. de C.V.	Mexico
APP China Specialty Minerals Pte Ltd.	Singapore
Barretts Minerals Inc.	Delaware
ComSource Trading Ltd.	Delaware
Ferrotron Technologies GmbH	Germany
Gold Sheng Chemicals (Zhenjiang) Co., Ltd.	China
Hi-Tech Specialty Minerals Company, Limited	Thailand
Huzhou Minteq Refractory Co. Ltd.	China
Minerals Technologies Europe N.V.	Belgium
Minerals Technologies Holdings Ltd.	United Kingdom
Minerals Technologies Mexico Holdings, S. de R. L. de C.V.	Mexico
Minerals Technologies South Africa (Pty) Ltd.	South Africa
Mintech Canada Inc.	Canada
Mintech do Brasil Comercio Ltda.	Brazil
Mintech Japan K.K.	Japan
Minteq Australia Pty Ltd.	Australia
Minteq Europe Limited.	Ireland
Minteq International GmbH	Germany
Minteq International Inc.	Delaware
Minteq Italiana S.p.A.	Italy
Minteq Korea Inc.	Korea
Minteq Magnesite Limited	Ireland
Minteq UK Limited.	United Kingdom
MTI Holdings GmbH	Germany
MTX Finance Inc.	Delaware
MTX Finance Ireland	Ireland
PT Sinar Mas Specialty Minerals	Indonesia
Minteq B.V..	The Netherlands
Rijnstaal Trading B.V.	The Netherlands
Rijnstaal Produktie B.V.	The Netherlands
Rijnstaal Overseas B.V.	The Netherlands
Rijnstaal U.S.A., Inc.	Pennsylvania
Specialty Minerals Benelux	Belgium
Specialty Minerals do Brasil - Comercio e Industria Ltda.	Brazil
Specialty Minerals FMT K.K.	Japan
Specialty Minerals France S.p.a.S.	France
Specialty Minerals GmbH	Germany
Specialty Minerals Inc.	Delaware
SMI Poland Sp. z o.o.	Poland
Specialty Minerals International Inc.	Delaware
Specialty Minerals Israel Limited	Israel
Specialty Minerals Malaysia Sdn. Bhd.	Malaysia
Specialty Minerals (Mauritius) Private Limited	Mauritius
Specialty Minerals (Michigan) Inc.	Michigan
Specialty Minerals Mississippi Inc.	Delaware
RL Vision Tech OY	Finland
Specialty Minerals (Portugal) Especialidades Minerais, S.A.	Portugal
Specialty Minerals, S.A. de C.V.	Mexico
Specialty Minerals Servicios, S. de R. L. de C.V.	Mexico
Specialty Minerals Slovakia, spol. sr.o.	Slovakia
Specialty Minerals South Africa (Pty.) Limited	South Africa
Specialty Minerals (Thailand) Limited	Thailand
Specialty Minerals UK Limited	United Kingdom
Specialty Pigments (India) Private Limited	India
Synsil® Products Inc.	Delaware
Tecnologias Minerales de Mexico, S.A. de C.V.	Mexico
Vision Tech K.K.	Japan